Exhibit 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 15, 2004, except for the contents of Note 40, as to which the date is June 29, 2004, relating to the financial statements, which appears in

EDP – Electricidade de Portugal, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

Lisbon, Portugal

July 7, 2004